DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles Of Organization
Limited-Liability Company
(PURSUANT TO NRS 86)

Filed in the office of	
Dean Heller Secretary of State State of Nevada	Document Number 20060787119-21 Filing Date and Time 12/07/2006 11:30 AM Entity Number E0893872006-2

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company
Roman Empire Development, LLC
Check box if a Series Limited-Liability Company ☐

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)
CSC Services of Nevada, Inc.
Name
502 East John Street | Carson City | NEVADA | 89706
Physical Street Address | City | | Zip Code
Additional Mailing Address | City | State | Zip Code

3. Dissolution Date: (OPTIONAL-see instructions)
Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (check one)
Company shall be managed by ☐ Manager(s) OR ☒ Members

5. Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)
Harrah's Operating Company, Inc.
Name
One Caesars Palace Drive | Las Vegas | NV | 89109
Address | City | State | Zip Code

Name
Address | City | State | Zip Code

Name
Address | City | State | Zip Code

6. Names, Addresses and Signatures of Organizers (if more than one organizer attach additional page)
Angela P. Winter
Name
Signature: Angela P. Winter
One Harrah's Court | Las Vegas | NV | 89119
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named limited-liability company.
CSC Services of Nevada, Inc.
By: [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company
Date 12/7/06

This form must be accompanied by appropriate fees.

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